Exhibit 99.1

NEWS RELEASE Dawson Geophysical Company 508 W. Wall, Suite 800 Midland, TX 79701

Company contact:

Tony Clark, CEO and President
Ian Shaw, Chief Financial Officer
(800) 332-9766
www.dawson3d.com

DAWSON GEOPHYSICAL REPORTS

SECOND QUARTER 2025 RESULTS

MIDLAND, Texas, August 12, 2025/PR Newswire/Dawson Geophysical Company (NASDAQ: DWSN) (the “Company”) today reported unaudited financial results for its second quarter ended June 30, 2025.

Management Comment

Tony Clark, Dawson’s President and CEO, commented, “Due to the observed increase in demand for large integrated high-resolution, high channel count surveys and improvement to our backlog, we made the decision to make a significant capital investment to purchase new single node channels from a wholly-owned subsidiary of Geospace Technologies. These new channels are a small, lightweight, single-component, autonomous land wireless seismic data acquisition solution. Each sub-1-pound wireless geophone (5 HZ), battery, 24-bit digitizer, and GPS receiver are enclosed in its sealed case, allowing for a more efficient and faster field deployment and retrieval operation, which we expect will significantly improve our operational efficiency. Increasing our channel count with this purchase coupled with our existing channels will allow us to be able to acquire higher and more intensive seismic surveys in North America, as well as be more competitive on the smaller 2D & 3D surveys.

We deployed one large channel crew at the beginning of April, which should keep that crew highly utilized throughout the end of the year. We continue to improve our backlog, and have multiple jobs contracted for quick deployment of our recently purchased equipment. We expect that this investment will improve our top line and bottom-line results as the equipment is deployed and we capitalize on the anticipated efficiencies.”

Second Quarter and Year-to-Date Results

For the second quarter ended June 30, 2025, the Company reported fee revenues of $8.7 million, an increase of 5% compared to $8.3 million for the comparable quarter ended June 30, 2024. Total revenue included reimbursable revenue of $1.1 million and $4.2 million for the quarters ended June 30, 2025, and June 30, 2024, respectively. Gross margin1 for the quarter ended June 30, 2025, was 13% compared to 1% for the comparable quarter ended June 30, 2024, due to improved efficiencies in our operations. Our revenues in the United States increased over 200% quarter over quarter due to improved crew utilization, and we expect our revenue to continue to increase in the third quarter due to our strong backlog.

We incurred a net loss of $2.3 million or $0.08 per common share compared to a net loss of $3.5 million or $0.12 per common share for the quarters ended June 30, 2025 and 2024, respectively. During the quarter ended June 30, 2025, we generated negative EBITDA of $1.2 million, compared to negative EBITDA of $2.3 million in the same quarter of 2024.

For the year to date ended June 30, 2025, we incurred a net loss of $1.4 million or $0.04 per common share compared to net income of $2.3 million or $0.07 per common share for the same period of 2024. For the year to date ended June 30, 2025, we generated EBITDA of $1.2 million, compared to EBITDA of $5.2 million in the same period of 2024.

1Defined as fee revenues less fee operating expenses, divided by fee revenues

Operations Update

We deployed one large channel crew at the beginning of April, which should keep that crew highly utilized throughout the remainder of the year in the United States. We continue to improve our backlog and have multiple small channel crew jobs contracted in the third quarter for quick deployment of our recently purchased equipment.

Capital Budget and Liquidity

On August 8, 2025, Dawson Operating LLC, a wholly-owned subsidiary of the Company (“Dawson Operating”), entered into an Equipment Purchase Agreement, with GTC, Inc., a wholly-owned subsidiary of Geospace Technologies Corporation(“GTC”), to acquire single point node channels (the “Purchase Agreement”). Under the Purchase Agreement, the equipment is to be delivered in three shipments commencing in August 2025, with the final shipment scheduled for delivery by early January 2026.

The Purchase Agreement provides that, subject to the terms and conditions set forth therein, Dawson Operating will pay to GTC an aggregate purchase price of approximately $24.2 million, as follows: (i) approximately $4.8 million paid in cash in connection with the execution of the Purchase Agreement; (ii) approximately $1.2 million will be payable in cash upon acceptance of the third and final delivery of the equipment; and (iii) approximately $18.2 million in the aggregate will be financed by the delivery of three separate thirty-six (36) month promissory notes each with a fixed interest rate of 8.75% (each, a “Note” and collectively, the “Geospace Notes”) payable by Dawson Operating and the Company, jointly and severally, to GTC, with each Note to be issued in connection with the Dawson Operating’s acceptance of one of the three equipment deliveries. We believe this investment will allow the Company to be a leader in the industry, giving us a competitive advantage for large integrated high-resolution, high channel count surveys currently demanded by the exploration & production efforts of our customers.

We increased our cash position to $16.2 million at June 30, 2025 and improved our positive working capital position to $4.9 million, compared to $1.4 million and $4.6 million, at December 31, 2024, respectively. We believe that our cash on hand and operating cash flows are sufficient to fund our operating and investing cash flow requirements as well as our obligations under the Geospace Notes.

About Dawson

Dawson Geophysical Company is a leading provider of North American onshore seismic data acquisition services with operations throughout the continental United States and Canada. Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators, as well as providers of multi-client data libraries. Carbon Capture Utilization and Storage (“CCUS”) seismic monitoring continues to grow and be an intricate part of our business.  Dawson has acquired several CCUS base surveys and plan to acquire more in the future.

Non-GAAP Financial Measures

In an effort to provide investors with additional information regarding the Company’s preliminary and unaudited results as determined by generally accepted accounting principles (“GAAP”), the Company has included in this press release information about the Company’s EBITDA, a non-GAAP financial measure as defined by Regulation G promulgated by the U.S. Securities and Exchange Commission. The Company defines EBITDA as net income (loss) plus interest expense, interest income, income taxes, depreciation and amortization expense. The Company uses EBITDA, further adjusted for other unusual items, when applicable, as a supplemental financial measure to assess:

•	the financial performance of its assets without regard to financing methods, capital structures, taxes or historical cost basis;

•	its liquidity and operating performance over time in relation to other companies that own similar assets and that the Company believes calculate EBITDA in a similar manner; and

•	the ability of the Company’s assets to generate cash sufficient for the Company to pay potential interest costs.

The Company also understands that such data are used by investors to assess the Company’s performance. However, the term EBITDA is not defined under GAAP, and EBITDA is not a measure of operating income, operating performance or liquidity presented in accordance with GAAP.  When assessing the Company’s operating performance or liquidity, investors and others should not consider this data in isolation or as a substitute for net income (loss), cash flow from operating activities or other cash flow data calculated in accordance with GAAP. In addition, the Company’s EBITDA may not be comparable to EBITDA or similar titled measures utilized by other companies since such other companies may not calculate EBITDA in the same manner as the Company. Further, the results presented by EBITDA cannot be achieved without incurring the costs that the measure excludes: interest, taxes, and depreciation and amortization. Reconciliations of the Company’s EBITDA to its net loss and to net cash provided by operating activities is presented in the tables following the text of this press release.

Forward-Looking Statements

Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be accompanied by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Forward-looking statements relate to future events or the Company’s future financial or operating performance. These forward-looking statements include, among other things, statements regarding: expected utilization levels; the Company’s; statements regarding the anticipated benefits of the transactions contemplated by the Purchase Agreement, including statements related to potential competitive advantages and improved efficiencies resulting from such transactions, and the benefits of the purchased single node channels are expected to deliver;; the Company’s currently expected guidance regarding its planned operations levels and capital expenditures; the Company’s strategies and plans for growth; the Company’s positioning, resources, capabilities, and expectations for future performance; customer, market and industry demand and expectations; statements regarding the Company’s liquidity; the amount of capital that may be available to the Company in future periods; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; any estimates and forecasts of financial and other performance metrics; and the Company’s outlook and financial and other guidance. Such forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks relating to the efficacy of the purchased single node channels; the risk that the delivery of the equipment may not be delivered in a timely manner or at all; the Company’s ability to execute its business strategies and plans for growth; the failure to operationalize the acquired equipment in a timely manner or at all; risks associated with the Company’s ability to finance the transaction contemplated by the Purchase Agreement; the Company’s status as a controlled public company, which exempts the Company from certain corporate governance requirements; the limited market for the Company’s shares; the impact of general economic, industry, market or political conditions, including tariffs; dependence upon energy industry spending; changes in exploration and production spending by our customers and changes in the level of oil and natural gas exploration and development; the results of operations and financial condition of our customers, particularly during extended periods of low prices for crude oil and natural gas; the volatility of oil and natural gas prices and markets; changes in economic conditions; surplus in the supply of oil and the ability of the Organization of the Petroleum Exporting Countries and its allies, collectively known as OPEC+ to agree on and comply with supply limitations; the duration and magnitude of the unprecedented disruption in the oil and gas industry currently resulting from the impact of the foregoing factors, which is negatively impacting our business; the potential for contract delays; reductions or cancellations of service contracts; limited number of customers; credit risk related to our customers; reduced utilization; high fixed costs of operations and high capital requirements; industry competition; external factors affecting the Company’s crews such as weather interruptions and inability to obtain land access rights of way; whether the Company enters into turnkey or day rate contracts; crew productivity; the availability of capital resources; disruptions in the global economy, including export controls and financial and economic sanctions imposed on certain industry sectors and parties as a result of the developments in Ukraine and related activities, and whether or not a future transaction or other action occurs that causes the Company to be delisted from Nasdaq and no longer be required to make filings with the SEC. A discussion of these and other factors, including risks and uncertainties, is set forth in the Company’s Annual Report on Form 10-K that was filed with the SEC on April 2, 2025. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited and amounts in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating revenues:
Fee Revenue	$8,735	$8,326	$23,994	$35,064
Reimbursable Revenue	1,116	4,186	1,935	9,032
	9,851	12,512	25,929	44,096
Operating costs:
Operating expenses
Fee operating expenses	7,601	8,205	18,561	25,319
Reimbursable operating expenses	1,116	4,186	1,935	9,032
Total operating expenses	8,717	12,391	20,496	34,351
General and administrative	2,331	2,484	4,325	4,717
Depreciation and amortization	1,174	1,406	2,445	2,995
	12,222	16,281	27,266	42,063

(Loss) income from operations	(2,371)	(3,769)	(1,337)	2,033

Other income (expense):
Interest income	35	105	39	218
Interest expense	(58)	(39)	(134)	(85)
Other income (expense), net	38	26	71	205

(Loss) income before income tax	(2,356)	(3,677)	(1,361)	2,371

Income tax benefit (expense)	7	131	4	(71)

Net (loss) income	(2,349)	(3,546)	(1,357)	2,300

Other comprehensive income (loss):
Net unrealized income (loss) on foreign exchange rate translation	477	(110)	447	(270)

Comprehensive (loss) income	$(1,872)	$(3,656)	$(910)	$2,030

Basic (loss) income per share of common stock	$(0.08)	$(0.12)	$(0.04)	$0.07

Diluted (loss) income per share of common stock	$(0.08)	$(0.12)	$(0.04)	$0.07

Weighted average equivalent common shares outstanding	30,986,929	30,815,443	30,985,212	30,813,886

Weighted average equivalent common shares outstanding - assuming dilution	30,986,929	30,815,443	30,985,212	30,813,886

DAWSON GEOPHYSICAL COMPANY

CONSOLIDATED BALANCE SHEETS

(unaudited and amounts in thousands, except share data)

	June 30,	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$16,228	$1,385
Accounts receivable, net	3,524	9,970
Contract assets	7,454	391
Prepaid expenses and other current assets	4,222	2,795
Total current assets	31,428	14,541

Property and equipment	237,255	238,064
Less accumulated depreciation	(225,925)	(225,085)
Property and equipment, net	11,330	12,979

Operating lease right-of-use assets	2,559	3,002

Intangibles, net	367	348

Total assets	$45,684	$30,870

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,991	$3,381
Accrued liabilities:
Payroll costs and other taxes	1,786	2,014
Other	932	830
Deferred revenue	17,935	1,570
Current maturities of notes payable and finance leases	1,723	1,010
Current maturities of operating lease liabilities	1,178	1,125
Total current liabilities	26,545	9,930

Long-term liabilities:
Notes payable and finance leases, net of current maturities	1,127	1,512
Operating lease liabilities, net of current maturities	1,583	2,131
Deferred tax liabilities, net	16	16
Total long-term liabilities	2,726	3,659

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock-par value $1.00 per share; 4,000,000 shares authorized, none outstanding	—	—
Common stock-par value $0.01 per share; 35,000,000 shares authorized,
31,047,801 and 30,983,437 shares issued and outstanding at June 30, 2025
and December 31, 2024, respectively	310	310
Additional paid-in capital	157,115	157,073
Accumulated deficit	(138,976)	(137,619)
Accumulated other comprehensive loss, net	(2,036)	(2,483)
Total stockholders’ equity	16,413	17,281

Total liabilities and stockholders’ equity	$45,684	$30,870

Reconciliation of EBITDA to Net (Loss) Income

(amounts in thousands)

	Three Months Ended June 30,
	2025 US	2025 CA	2025 Consol.	2024 US	2024 CA	2024 Consol.
Net loss	$(1,297)	$(1,052)	$(2,349)	$(2,434)	$(1,112)	$(3,546)
Depreciation and amortization	981	193	1,174	1,162	244	1,406
Interest expense (income), net	20	3	23	(60)	(6)	(66)
Income tax benefit	(7)	—	(7)	(131)	—	(131)
EBITDA	$(303)	$(856)	$(1,159)	$(1,463)	$(874)	$(2,337)

	Six Months Ended June 30,
	2025 US	2025 CA	2025 Consol.	2024 US	2024 CA	2024 Consol.
Net (loss) income	$(5,843)	$4,486	$(1,357)	$(129)	$2,429	$2,300
Depreciation and amortization	2,058	387	2,445	2,467	528	2,995
Interest income, net	83	12	95	(123)	(10)	(133)
Income tax (benefit) expense	(4)	—	(4)	71	—	71
EBITDA	$(3,706)	$4,885	$1,179	$2,286	$2,947	$5,233

Reconciliation of EBITDA to Net Cash Provided By Operating Activities

(amounts in thousands)

	Three Months Ended June 30,
	2025 US	2025 CA	2025 Consol.	2024 US	2024 CA	2024 Consol.
Net cash provided by operating activities	$6,742	$8,133	$14,875	$1,302	$4,618	$5,920
Changes in working capital and other items	(6,805)	(8,932)	(15,737)	(2,251)	(5,442)	(7,693)
Non-cash adjustments to net loss	(240)	(57)	(297)	(514)	(50)	(564)
EBITDA	$(303)	$(856)	$(1,159)	$(1,463)	$(874)	$(2,337)

	Six Months Ended June 30,
	2025 US	2025 CA	2025 Consol.	2024 US	2024 CA	2024 Consol.
Net cash provided by operating activities	$8,286	$8,341	$16,627	$3,298	$4,492	$7,790
Changes in working capital and other items	(11,335)	(3,345)	(14,680)	(278)	(1,444)	(1,722)
Non-cash adjustments to net (loss) income	(657)	(111)	(768)	(734)	(101)	(835)
EBITDA	$(3,706)	$4,885	$1,179	$2,286	$2,947	$5,233

Statements of Operations by operating segment for the three and six months ended June 30, 2025, and 2024.

	Three Months Ended June 30, 2025			Six Months Ended June 30, 2025
	USA Operations	Canada Operations	Consolidated	USA Operations	Canada Operations	Consolidated
Operating revenues
Fee revenue	$8,404	$331	$8,735	$11,130	$12,864	$23,994
Reimbursable revenue	1,116	—	1,116	1,686	249	1,935
	9,520	331	9,851	12,816	13,113	25,929

Operating costs:
Fee operating expenses	6,742	859	7,601	11,357	7,204	18,561
Reimbursable operating expenses	1,116	—	1,116	1,686	249	1,935
Operating expenses	7,858	859	8,717	13,043	7,453	20,496
General and administrative	1,998	333	2,331	3,553	772	4,325
Depreciation and amortization	981	193	1,174	2,058	387	2,445
	10,837	1,385	12,222	18,654	8,612	27,266

(Loss) income from operations	(1,317)	(1,054)	(2,371)	(5,838)	4,501	(1,337)

Other income (expense):
Interest income	26	9	35	26	13	39
Interest expense	(46)	(12)	(58)	(109)	(25)	(134)
Other income (expense), net	33	5	38	74	(3)	71
(Loss) income before income tax	(1,304)	(1,052)	(2,356)	(5,847)	4,486	(1,361)
Current	7	—	7	4	—	4
Deferred	—	—	—	—	—	—
Income tax benefit	7	—	7	4	—	4
Net (loss) income	$(1,297)	$(1,052)	$(2,349)	$(5,843)	$4,486	$(1,357)

EBITDA	$(303)	$(856)	$(1,159)	$(3,706)	$4,885	$1,179

	Three Months Ended June 30, 2024			Six Months Ended June 30, 2024
	USA Operations	Canada Operations	Consolidated	USA Operations	Canada Operations	Consolidated
Operating revenues
Fee revenue	$8,321	$5	$8,326	$26,608	$8,456	$35,064
Reimbursable revenue	4,186	—	4,186	8,995	37	9,032
	12,507	5	12,512	35,603	8,493	44,096

Operating costs:
Fee operating expenses	7,648	557	8,205	20,541	4,778	25,319
Reimbursable operating expenses	4,186	—	4,186	8,995	37	9,032
Operating expenses	11,834	557	12,391	29,536	4,815	34,351
General and administrative	2,181	303	2,484	4,011	706	4,717
Depreciation and amortization	1,162	244	1,406	2,467	528	2,995
	15,177	1,104	16,281	36,014	6,049	42,063

(loss) income from operations	(2,670)	(1,099)	(3,769)	(411)	2,444	2,033

Other income (expense):
Interest income	89	16	105	188	30	218
Interest expense	(29)	(10)	(39)	(65)	(20)	(85)
Other income (expense), net	45	(19)	26	230	(25)	205
(Loss) income before income tax	(2,565)	(1,112)	(3,677)	(58)	2,429	2,371
Current	131	—	131	(71)	—	(71)
Deferred	—	—	—	—	—	—
Income tax benefit (expense)	131	—	131	(71)	—	(71)
Net (loss) income	$(2,434)	$(1,112)	$(3,546)	$(129)	$2,429	$2,300

EBITDA	$(1,463)	$(874)	$(2,337)	$2,286	$2,947	$5,233